CONSULTING AGREEMENT

This agreement dated for reference March 1st, 2012.

Between:

HARMONIC ENERGY INC., a company incorporated under the laws of the State of Nevada, USA, having a place of business at 207 Regent Street, London, UK, W1B 3HH.

(herein called "HARMONIC")

Of the first part

And:

SEAHORSE INVESTMENTS LTD., a company incorporated under the laws of the Marshall Islands, have a place of business at the Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960 Marshall Islands

(herein called the "CONSULTANT")

Of the second part

Whereas:

A. HARMONIC wishes to retain the services of the CONSULTANT to assist in the raising of capital, business development, and for corporate organization and General Consulting Services and the CONSULTANT has agreed to provide his services upon the terms and conditions herein contained; and

B. The CONSULTANT has agreed to enter into this Agreement for the purpose of providing certain covenants.

Now therefore this agreement witnesses that in consideration of the premises and the covenants and agreements herein contained, the parties hereto mutually covenant and agree as follows:

1. Engagement. HARMONIC hereby engages the CONSULTANT as Business Development Consultant to the company to provide the Services (as hereinafter defined) and the CONSULTANT accepts such engagement.

2. Services. The CONSULTANT covenants to provide to HARMONIC during the Term and any renewal thereof services and covenants and agrees as follows:

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(a) to provide expertise, experience and intellectual property to assist HARMONIC in meeting its planned Objectives.

(b) Subject to the direction of the CEO of HARMONIC to perform all such acts as are necessary to properly and efficiently carry out the foregoing and any other functions or duties requested by HARMONIC.

(Collectively, the "Services")

3. Provisions of Services. The CONSULTANT covenants and agrees to provide services based upon the terms and conditions herein contained, see Addendum A- Scope of Services, attached.

4. Term. The term of this agreement (the "Term") shall be for one (1) year and automatically extended for six (6) months commencing on March 15, 2013. During Term HARMONIC and CONSULTANT will have the reevaluate agreement based on targets being met.

5. Remuneration. The remuneration to the CONSULTANT by HARMONIC during the Term of this agreement shall be US$15,000 per month payable in cash from HARMONIC. In addition, the CONSULTANT is entitled to participate in HARMONIC’s Option Plan and when and if Warrants are issued. For successful capital raise commitments and funding success fees as follows: 10% for the first $300,000; 7.5% from 301,000 to a $1.0M and 5% from $1.0M and over.

6. Expenses. HARMONIC shall reimburse the CONSULTANT for agreed traveling and other out of pocket expenses actually and properly incurred by them in connection with their duties hereunder, provided that such expenses are supported by proper statements or vouchers supplied to HARMONIC within 15 days of the date the expense was incurred. All expenses incurred by the Consultant shall be pre-approved by HARMONIC

7. Direction. The CONSULTANT shall report to and be subject to the direction of the CEO of HARMONIC during this contract period.

8. No Disclosure. Except as required in the performance of the Services and duties of the CONSULTANT to HARMONIC, the CONSULTANT shall not at any time during the Term of this agreement or any renewal thereof, or at any time thereafter, directly, indirectly, or otherwise, use, communicate, disclose, lecture upon or publish articles concerning confidential, proprietary and trade secret information of HARMONIC without the prior written consent of HARMONIC.

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9. Currency. All monetary amounts expressed herein and all payments made hereunder shall be in United States Dollars.

10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or faxed as follows:

If to HARMONIC:

HARMONIC ENERGY INC.

207 Regent Street, London, United Kingdom, W18 3HH.

If to CONSULTANT:

SEAHORSE INVESTMENTS LTD.,

Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro

MH96960 Marshall Islands

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of London, England.

12. No Assignment. This Agreement is personal to the CONSULTANT and shall not be assigned by him without written permission from HARMONIC.

13. Time of Essence. Time is of the essence of this Agreement and each of its terms.

14. Entire Agreement. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be executed as of the date set out in this Agreement, and provided further that this Agreement may be executed and delivered by facsimile or other means of electronic communication producing a printed copy, and such printed copy shall be binding on the parties as if originally executed. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, and discussions between the parties. This Agreement may only be amended or varied by written agreement executed by all of the parties hereto.

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In witness whereof the parties hereto have executed this Agreement as of the day first above written.

For and on behalf of the Consultant

/s/ Seahorse Investments, Ltd.

SEAHORSE INVESTMENTS LTD.

For and on behalf of the Harmonic

/s/ Jamie Mann

HARMONIC ENERGY INC.

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Addendum A - Scope of Services

1. Creation of a Due Diligence Binder, with HARMONIC Management.

2. Analysis of current financial condition of HARMONIC in addressing the current and potential liabilities in positioning HARMONIC for future Funding.

3. Identify potential Material Facts which may affect Funding.

4. Reorganization, such corporate activities to effectively deal with the anticipated growth of HARMONIC including but not limited to developing a mining infrastructure, proper ban king/credit facilities, internal budgeting and cost controls, administrative procedures, the appointment of new parties to the Board of Directors and the re-establishment of an advisory committee.

5. Review of All Management Agreements.

6. Review of All Material Contracts and Agreements, in conjunction with Management for restructuring and Funding.

7. Funding, in relation concurrent with Due Diligence findings for Equity and debt financing structures.

8. Coordinate suitable funding whether direct or indirect in meeting HARMONIC's planned objectives.

9. Jamie Mann shall in his personal capacity and in his capacity as Director take such steps, do such acts and execute such documents and agreements as may be necessary to carry out the actions set out and described.

10. The consultant will be involved in all aspects including business development, mergers, acquisitions, joint ventures, Funding with accredited investors, institutions and public markets, strategic partnerships, turn-around, market valuations and offshore Structuring

11. Stock Market and Exchange Listing Services.

12. Other: Business Development pertaining to additional projects and I or a "Value - Add" to an existing or current target or project of interest. Developing or procuring a project, partnership, or asset "of interest".

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